UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2016

Innovative Food Holdings, Inc.
(Exact name of registrant as specified in its charter)

Florida	0-9376	20-1167761
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

28411 Race Track Road, Bonita Springs, Florida	34135
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (239) 596-0204

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

As previously announced on November 12, 2015, we have been working to implement a spinoff of our wholly owned subsidiary, The Fresh Diet, Inc.  Subsequent to the announcement regarding the spinoff, discussions were initiated by several potentially interested parties with respect to acquiring our wholly-owned subsidiary, The Fresh Diet, Inc.

After evaluating the various offers and weighing them against the spinoff and other options available to The Fresh Diet, we determined that one of the offers was most likely to maximize value for shareholders.  Accordingly, on February 9, 2016, we entered into a letter of intent to sell a controlling interest in The Fresh Diet. The terms of the letter of intent contemplate the closing of the transaction within 21 days and, upon closing of the transaction, Innovative Food Holdings will own a non-controlling interest in the outstanding shares of The Fresh Diet.  Accordingly, upon closing, the financial statements of The Fresh Diet will be deconsolidated with Innovative Food Holdings’ financial statements and our equity interest in The Fresh Diet will be carried as an asset on Innovative Food Holdings’ balance sheet.

We can give no assurance of any kind that the transaction will be completed.  At this time, we no longer intend to spin off The Fresh Diet as we pursue this transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVATIVE FOOD HOLDINGS, INC.

Dated: February 12, 2016	By:	/s/ Sam Klepfish
Sam Klepfish, CEO